[BWD GROUP LLC LETTERHEAD]

April 8, 2008

Ms. Silvia Mullens
Ameritrans Capital Corp.
747 Third Avenue
New York, NY 10017

RE:

Financial Institution Bond Policy
Policy No. 2348486
National Union Fire Ins. Co. Pittsburgh, PA
Policy Term: 04/08/2008 to 04/08/2009

Dear Silvia,

We are pleased to enclose our binder and invoice for the captioned placement. As directed we secured coverage with National Union Fire Ins. Co. Pittsburgh, PA for the annual premium of $6,071.

Should you have any questions or concerns, please feel free to contact this office.

Thank you for placing your most valuable business with BWD Group LLC.

Regards,

Jonathan D. Maio
Senior Specialist
Management Liability Division

w:\ameritrans\fideltiy bond\binder for edgar.doc

ACORD INSURANCE BINDER						Date 04/08/08
THIS BINDER IS A TEMPORARAY INSURANCE CONTRACT, SUBJECT TO THECONDITIONS SHOWN ONTHEREVERSE SIDE FO THIS FORM
PRODUCER	PHONE (A/C No. Ext): 516 327-2700	Company National Union Fire Ins.				Binder# 2348486
FAX (A/C No. Ext): 516 327-2800
BWD Group LLC BWD Plaza, P.O. Box 9050 113 South Service Road Jericho, NY 11753		EFFECTIVE				EXPIRATION
		Date	Time			Date	Time
		04/08/08	12:01	X	AM PM	04/08/09	12:01	X	12:01AM NOON

CODE:	SUB CODE:	THIS BINDER IS ISSUED TO EXTEND DOVERAGE IN THE ABOVE NAMED COMPANY PER EXPIRING POLICY #:
AGENCY CUSTOMER ID: 2896
INSURED Ameritrans Capital Corp. ELK Associates Funding Corp. 747 Third Avenue New York, NY 10017 ATTN: Silvia Mullens

COVERAGES

LIMITS

TYPE OF INSURANCE	COVERAGE/FORMS	DEDUCTIBLE	COINS %	AMOUNT

Property Causes of Loss

Basic Broad SPEC

General Liability

Each Occurrence

$

Damage to rented premises

$
Commercial General Liability

Med Exp (Any one person

$

Person & Adv Injury

$
Claims Made Occur

General Aggregate

$

Products – Comp/Op Agg

$

Automobile Liability

Combined Single Limit

$
Any Auto

Bodily Injury (per person)

$

Bodily Injury (per accident)

$
All owned Autos

Property Damage

$
Scheduled Autos

Medical Payments

$
Hired Autos

Personal Injury Prot

$
Non-Owned Autos

Uninsured Motorist

$

$

Auto Physical Damage

All Vehicles   Scheduled Vehicles

Actual cash value
Deductible

Stated Amount

$
Collision ______

Other than Col: _____

Other

Garage Liability

Auto Only – EA accident

$
Any Auto

Other than auto only

Each Accident

$

Aggregate

$

w:\ameritrans\fideltiy bond\binder for edgar.doc

Excess Liability

Each Occurrence

$
Umbrella Form

Aggregate

$
Other Than Umbrella Form

Retro Date for claims made:

Self-insured retention

$

Worker’s Compensation

WC Statutory Limits

E.L. Each accident

$

E.L. Disease – EA Employee

$

E.L. Disease – Policy Limit

$

Financial Institution Bond

Fees

$
Special Conditions/

Taxes

$
Other coverages

Estimated total Premium

$

Name & Address

Mortgagee  Additional Insured

Loss payee

Loan#

Authorized Representative

w:\ameritrans\fideltiy bond\binder for edgar.doc

SPECIAL CONDITIONS/OTHER COVERAGES (Cont. from page 1)

Financial Institution Bond Form 24

Named Insureds:
Ameritrans Capital Corporation
ELK Associates Funding Corporation

Insuring Clause & Limit of Liability:

Employee Dishonesty

$750,000

Forgery or Alteration

$750,000

Securities

$750,000

Computer Systems

$750,000

Aggregate Bond Limit;

$750,000

Deductible:

$5,000

Annual Premium:

$6,071

Policy; Fidelity Bond Form 24 inclusive of the following Endorsements;

1.

Forms Index Endorsement
2.

Unauthorized Signatures
3.

ERISA Rider
4.

Amend Fidelity Agreement A
5.

New York Statutory Rider
6.

Coverage Territory Endorsement (OFAC)

w:\ameritrans\fideltiy bond\binder for edgar.doc